As filed with the Securities and Exchange Commission on May 29, 2009 Registration No. ___________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               FIRST CAPITAL INC.
                               ------------------
             (exact name of registrant as specified in its charter)

          INDIANA                                     35-2056949
-------------------------------            ---------------------------------
(State or other jurisdiction of            (IRS Employer Identification No.)
incorporation or organization)

220 FEDERAL DRIVE NW, CORYDON, INDIANA                    47112
---------------------------------------                   -----
(Address of Principal Executive Offices)                 Zip Code

                               FIRST CAPITAL INC.
                           2009 EQUITY INCENTIVE PLAN
                           --------------------------
                            (Full Title of the Plan)

                                                 COPIES TO:
WILLIAM W. HARROD                                VICTOR L. CANGELOSI
PRESIDENT AND CHIEF EXECUTIVE OFFICER            KILPATRICK STOCKTON LLP
FIRST CAPITAL INC.                               607 14TH STREET, NW, SUITE 900
220 FEDERAL DRIVE NW                             WASHINGTON, D.C.  20005
CORYDON, INDIANA 47112                           (202) 508-5800
(Name and address of agent for service)

                                 (812) 738-2198
                                 --------------
          Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act . (Check One):

   Large accelerated filer [ ]          Accelerated filer [ ]
   Non-accelerated filer   [ ]          Smaller reporting company |X|
   (Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                       Amount          Proposed maximum       Proposed maximum         Amount of
   Title of securities to be           to be          offering price per     aggregate offering      registration
           registered              registered(1)             share                price(3)                fee
----------------------------------------------------------------------------------------------------------------------
         Common Stock
         $.01 par Value             223,000 (2)           $15.94                $3,554,620               $199
======================================================================================================================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Capital Inc. 2009 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of First Capital Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents 223,000 shares which may be issued: (i) upon the exercise of options to purchase shares of the Common Stock, or (ii) the distribution of shares of Common Stock upon the vesting of stock awards or performance awards.
(3) Estimated solely for the purpose of calculating the registration fee. Represents the closing price for the common stock as reported on May 26, 2009 in accordance with 17 CFR Section 230.457(c) and 230.457(h).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 (PLAN INFORMATION) AND 2 (REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION). The documents containing the information for the First Capital Inc. 2009 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by First Capital Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 30, 2009 (File No. 000-25023).

         (b) The Registrant's Quarterly Report on Form 10-Q (File No. 000-25023) for the quarterly period ended March 31, 2009 and filed with the SEC on May 13, 2009.

         (c) The description of the Registrant's common stock contained in Registrant's Form 8-A as filed with the SEC and declared effective on October 31, 1994 (File No. 000-25023).

         (d) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K or 8-K/A).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, as the Registrant's Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Registrant's Articles of Incorporation provides:

         SECTION 7.01. GENERAL PROVISIONS. This corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer or employee of this corporation, or who, while serving as such director, officer or employee of this corporation, is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity, was in the best interest of this corporation, and in all other cases, was not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, he or she either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

         SECTION 7.02. INDEMNIFICATION AUTHORIZED. To the extent that a director, officer or employee of this corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Section 7.01 of this Article VII, or in the defense of any claim, issue or matter therein, this corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this
Article VII (unless ordered by a court) shall be made by this corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

         Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

         SECTION 7.03. DEFINITION OF GOOD FAITH. For purposes of any determination under Section 7.01 of this Article VII, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 of this Article VII if his or her action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of this corporation or other enterprise whom he or she reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he or she reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of this corporation or another enterprise of which the person is not a member if he or she reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article VII.

         SECTION 7.04. ADVANCEMENT OF EXPENSES. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by this corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article VII, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he or she has met the standard of conduct described in Section 7.01 of this Article VII and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she did not meet the standard of conduct set forth in this Article VII, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VII.

         SECTION 7.05. NON-EXCLUSIVITY. The indemnification provided by this
Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, this corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7.06. VESTMENT OF RIGHTS. The right of any individual to indemnification under this Article VII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article VII and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article VII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless if such alleged acts or omissions may have occurred before the adoption of this Article VII. To the extent such prior acts or omissions cannot be deemed to be covered by this Article VII, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         SECTION 7.07. INSURANCE. This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not this corporation would have power to indemnify the individual against the same liability under this Article VII.

         SECTION 7.08. OTHER DEFINITIONS. For purposes of this Article VII, serving an employee benefit plan at the request of this corporation shall include any service as a director, officer or employee of this corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or its beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of this corporation" referred to in this Article VII.

         For purposes of this Article VII, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

         For purposes of this Article VII, "official capacity," when used with respect to a director, shall mean the office of director of this corporation; and when used with respect to an individual other than a director, shall mean the office in this corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of this corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article VII.

         SECTION 7.09. BUSINESS EXPENSES. Any payments made to any indemnified party under this Article VII under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of this corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5.0    Opinion of Kilpatrick Stockton LLP as to the legality of the
                Common Stock to be issued
         10.0   First Capital Inc. 2009 Equity Incentive Plan(1)
         10.1   Form of Equity Award Agreements
         23.1   Consent of Kilpatrick Stockton LLP (contained in the Opinion included in Exhibit 5.0)
         23.2   Consent of Monroe Shine & Co., Inc.
         24     Power of Attorney (contained on the signature pages).
         ------------------------------
         (1) Incorporated by Reference to the Registrant's Form DEF14A filed with the SEC on April 9, 2009.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser; and

         (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, First Capital Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on May 29, 2009.


                                      FIRST CAPITAL INC.



                                      By: /s/ William W. Harrod
                                          --------------------------------------
                                          William W. Harrod
                                          President and Chief Executive Officer
                                          (Principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Harrod) constitutes and appoints William W. Harrod, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                                      Title                                     Date
       ----                                      -----                                     ----


/s/ J. Gordon Pendleton                     Chairman of the Board                       May 29, 2009
------------------------------------
J. Gordon Pendleton



/s/ William W. Harrod                       President and Chief                         May 29, 2009
------------------------------------        Executive Officer
William W. Harrod                           (Principal executive officer)



/s/ Michael C. Frederick                    Chief Financial Officer                     May 29, 2009
------------------------------------        and Treasurer
Michael C. Frederick                        (Principal financial and accounting officer)

                                       7

/s/ Samuel E. Uhl                           Director                                    May 29, 2009
------------------------------------
Samuel E. Uhl



/s/ Mark D. Shireman                        Director                                    May 29, 2009
------------------------------------
Mark D. Shireman



/s/ Dennis L. Huber                         Director                                    May 29, 2009
------------------------------------
Dennis L. Huber



/s/ Kenneth R. Saulman                      Director                                    May 29, 2009
------------------------------------
Kenneth R. Saulman



/s/ John W. Buschemeyer                     Director                                    May 29, 2009
------------------------------------
John W. Buschemeyer



/s/ Gerald L. Uhl                           Director                                    May 29, 2009
------------------------------------
Gerald L. Uhl



/s/ James S. Burden                         Director                                    May 29, 2009
------------------------------------
James S. Burden



/s/ James E. Nett                           Director                                    May 29, 2009
------------------------------------
James E. Nett



/s/ Michael L. Shireman                     Director                                    May 29, 2009
------------------------------------
Michael L. Shireman



/s/ Kathryn W. Ernstberger                  Director                                    May 29, 2009
------------------------------------
Kathryn W. Ernstberger

                                       8